                                                                    EXHIBIT 12.1

                                                SL GREEN REALTY CORP.                              SL GREEN COMPANY PREDECESSOR
                                                   (CONSOLIDATED)                                           (COMBINED)
                                ---------------------------------------------- ----------------------------------------------------
                                 SIX   MONTHS     YEAR ENDED   AUGUST 21, 1997   JANUARY 1, 1997
                                ENDED JUNE 30,    DECEMBER 31,  TO DECEMBER 31,   TO AUGUST 20,        YEARS ENDED DECEMBER 31,
                                ---------------  ------------- ----------------- --------------- ----------------------------------
                                  1999                1998          1997             1997            1996        1995        1994
                                --------------   ------------- ---------------   --------------- -----------  ----------  ---------
EARNINGS:
Income (loss) from
  continuing operations ........     $ 16,590         $23,482         $6,633           $(100)        $(3,470)   $(6,923)   $(5,040)
Interest .......................       11,434          11,699          1,637           4,874           7,252      7,338      7,639
Portion of rent expense
  representative of
  interest .....................        5,154           9,903            497             867           1,344      1,323      1,295
Amortization of loan costs .....        1,263           1,084            110             143             192        200        266
                                   ----------       ---------      ---------     -----------       ---------  ---------   --------
Total earnings .................     $ 34,441         $46,168         $8,877        $  5,784        $  5,318   $  1,938     $4,160
                                   ----------       ---------      ---------     -----------       ---------  ---------   --------
                                   ----------       ---------      ---------     -----------       ---------  ---------   --------
FIXED CHARGES AND:
PREFERRED STOCK
DIVIDENDS(1)
Interest .......................     $ 11,434         $11,699         $1,637          $4,874          $7,252     $7,338     $7,639
Preferred stock dividends ......        4,600           5,720            ---             ---             ---        ---        ---
Interest capitalized                      ---             ---            ---             ---             ---        ---        ---
Portion of rent expense
  representative of
  interest .....................        5,154           9,903            497             867           1,344      1,323      1,295
Amortization of loan costs
  expensed .....................        1,263           1,084            110             143             192        200        266
Amortization of loan costs
  capitalized ..................          ---             ---            ---             ---             ---        ---        ---
                                   ----------       ---------      ---------     -----------       ---------  ---------    --------
Total fixed charges and
  preferred stock dividends ....     $ 22,451        $ 28,406         $2,244        $  5,884        $  8,788   $  8,861     $9,200
                                   ----------       ---------      ---------     -----------       ---------  ---------    --------
                                   ----------       ---------      ---------     -----------       ---------  ---------    --------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends ..............        1.53x           1.63x          3.96x              (2)             (2)        (2)        (2)
                                   ----------       ---------      ---------     -----------       ---------  ---------    --------
                                   ----------       ---------      ---------     -----------       ---------  ---------    --------
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(1) Prior to May 18, 1998, no preferred stock had been issued or was outstanding.

(2) For the period January 1, 1997 to August 20, 1997 and the years ended
December 31, 1996, 1995 and 1994, SL Green Predecessor's fixed charge ratios were deficits of $100, $3,470, $6,923 and $5,040, respectively.